EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 14, 2019, with respect to the consolidated financial statements, schedule, and internal control over financial reporting in the Annual Report of School Specialty, Inc. on Form 10-K for the year ended December 29, 2018. We consent to the incorporation by reference of said reports in the Registration Statements of School Specialty, Inc. on Form S-8 (File No. 333-200677 and File No. 333-226744).

/s/ GRANT THORNTON LLP

Appleton, Wisconsin
March 14, 2019

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